UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

_______________________________

Date of Report (Date of earliest event reported): June 1, 2012

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

 Registrant’s telephone number, including area code: +41 52 630 1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 1, 2012, Garmin held its annual general meeting of shareholders.  At the annual general meeting, the shareholders: (i) approved Garmin’s 2011 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and acknowledged the Auditor’s Reports; (ii) discharged the members of the Company’s Board of Directors and its executive officers from liability for the fiscal year ended December 31, 2011; (iii) elected Min H. Kao and Charles W. Peffer to serve as Class III directors of the Company, for a term of three years expiring at the 2015 annual general meeting of shareholders; (iv) ratified the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the 2012 fiscal year and re-elected Ernst & Young Ltd. as Garmin’s statutory auditor for the 2012 fiscal year; (v) approved the appropriation of available earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s general reserve from capital contribution in four installments; and (vi) approved an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the 2012 annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

The tabulation of votes with respect to the election of directors was as follows:

	For	Withheld	Abstentions1
Min H. Kao	155,098,675	981,327	22,685,634
Charles W. Peffer	155,297,204	782,798	22,685,634

The shareholders approved the Company’s 2011 Annual Report, including the consolidated financial statements for the fiscal year ended December 31, 2011 and the statutory financial statements for the fiscal year ended December 31, 2011, and acknowledged the Auditor’s Reports. The tabulation of votes on this matter was as follows: 178,276,256 votes for; 128,503 votes against; and 360,877 abstentions.

The shareholders discharged the members of the Company’s Board of Directors and its executive officers from liability for the fiscal year ended December 31, 2011. The tabulation of votes on this matter was as follows: 166,696,432 votes for; 1,354,648 votes against; and 10,714,556 abstentions.

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year and elected Ernst & Young Ltd. as the Company’s statutory auditor for the 2012 fiscal year. The tabulation of votes on this matter was as follows: 178,438,039 votes for; 267,930 votes against; and 59,667 abstentions.

1 Under Swiss law broker non-votes are treated the same as abstentions. For this reason the numbers of broker non-votes on the matters submitted to the shareholders at the annual general meeting are included with abstentions and are not stated separately in this Item 5.07.

2

Shareholders approved the appropriation of available earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of the Company’s general reserve from capital contribution in four installments. The tabulation of votes on this matter was as follows: 178,504,128 votes for; 144,261 votes against; and 117,247 abstentions.

Shareholders approved an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the 2012 annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission. The tabulation of votes on this matter was as follows: 155,045,580 votes for; 847,241 votes against; and 22,872,815 abstentions.

Item 8.01. Other Events

On June 1, 2012, the Company issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that its Board of Directors has declared a cash dividend in the amount of $1.80 per share out of the Company’s general reserve from capital contribution payable in four installments as follows: $0.45 on June 29, 2012 to shareholders of record on June 15, 2012, $0.45 on September 28, 2012 to shareholders of record on September 14, 2012, $0.45 on December 31, 2012 to shareholders of record on December 14, 2012 and $0.45 on March 29, 2013 to shareholders of record on March 15, 2013.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description

99.1	Press Release dated June 1, 2012 (furnished pursuant to Item 8.01)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: June 1, 2012	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 1, 2012 (furnished pursuant to Item 8.01)

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